UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2020

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	KOAN	OTCQB

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on June 11, 2019, we sold 40,000 shares of our Series D Convertible Preferred Stock (the “Preferred Shares”) for gross proceeds to us of approximately $200,000. The Preferred Shares were sold along with warrants to purchase 83,333 shares of our common stock (the “Warrants”). The Warrants have an exercise price of $0.30 per share and are exercisable sixty months from the issuance date. The Warrants provide for cashless exercise in the event we have not registered the common shares underlying the Warrants. A copy of the Form of Warrant is attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2019.

On March 10, 2020, we entered into Exchange Agreements with three Warrant holders to exchange their outstanding Warrants for shares of our common stock. Each Warrant holder shall receive 184,000 shares of our common stock (the “Exchange Shares”) valued at $0.25 per share in exchange for the Warrant holder’s surrender of the Warrant. The Exchange Shares will be issued at closing and each Warrant holder further agreed that it will not sell any of the Exchange Shares for sixty (60) days commencing on the Closing Date (“Lockup Period”). After the Lockup Period, each Warrant holder agreed that it will not sell more than 61,333 Exchange Shares, plus any Additional Shares (described below) issued in relation to such Exchange Shares in any calendar month. Any Exchange Shares not sold may be rolled into subsequent months.

If the VWAP (the “True Up VWAP”) for our common stock for the 10 trading days (the “True Up Period”) after any portion of the Exchange Shares are deposited in the Warrant holder’s broker account and are cleared to trade (the “True Up Shares”), is less than the $0.25, then we shall issue to the Warrant holders additional shares of common stock (the “Additional Shares”) with an aggregate value (valued at the True Up VWAP) equal to the difference of the True Up Shares multiplied by $0.25 less the True Up Shares multiplied by the True Up VWAP. All Additional Shares will be issued within three (3) Trading Days after the end of the True Up Period.

Further under the Exchange Agreements, we have the right to purchase any of the Exchange Shares still then held by the Warrant holders, either in full or in part, at any time prior to the 150th day after the date of the Exchange Agreements, at a per share purchase price of $0.25.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each document. A copy of the Form of Exchange Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 3.02.

These securities were issued pursuant to Section 3(a)(9) of the Securities Act.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: March 18, 2020